Exhibit 99.1

AEGERION PHARMACEUTICALS COMPLETES

ACQUISITION OF MYALEPT®

CAMBRIDGE, Mass., January 12, 2015 – Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) today announced that it has completed the acquisition of MYALEPT® (metreleptin) for injection, an orphan drug product that is indicated to treat complications of leptin deficiency in patients with generalized lipodystrophy (GLD). Execution of the asset purchase agreement setting forth the terms of the acquisition was announced on November 6, 2014. Aegerion paid $325 million upfront to acquire the global rights to develop, manufacture and commercialize MYALEPT, subject to an existing distributor license with Shionogi covering Japan, South Korea and Taiwan.

MYALEPT is approved in the United States for the treatment of GLD, and it has orphan drug designation in the United States, European Union and Japan. MYALEPT is a recombinant analogue of human leptin, indicated in the US as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy.

Marc Beer, chief executive officer of Aegerion, commented: “We are excited to have an opportunity to build on AstraZeneca’s progress and commitment to delivering MYALEPT to GLD patients, with a continuing commitment to excellence in patient support.”

– ENDS –

About Generalized Lipodystrophy

Lipodystrophy is a group of rare syndromes characterized by loss of fat tissue. In some patients, it is genetic, and in others it may be acquired for different pathophysiological, and in some cases unknown, reasons. Generalized lipodystrophy is characterized by a widespread loss of fat tissue under the skin. This loss of fat tissue causes a deficit in the hormone leptin leading to multiple metabolic complications.

MYALEPT™ (metreleptin) for injection

INDICATION and IMPORTANT SAFETY INFORMATION for MYALEPT™ (metreleptin) for injection

INDICATION

MYALEPT™ (metreleptin) for injection is a recombinant human leptin analog indicated as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy.

LIMITATIONS OF USE

•	The safety and effectiveness of MYALEPT (metreleptin) for injection for the treatment of complications of partial lipodystrophy or for the treatment of liver disease, including nonalcoholic steatohepatitis (NASH), have not been established.

•	MYALEPT is not indicated for use in patients with HIV-related lipodystrophy or in patients with metabolic disease, including diabetes mellitus and hypertriglyceridemia, without concurrent evidence of congenital or acquired generalized lipodystrophy.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF ANTI-METRELEPTIN ANTIBODIES WITH NEUTRALIZING ACTIVITY AND RISK OF LYMPHOMA

•	Anti-metreleptin antibodies with neutralizing activity have been identified in patients treated with MYALEPT. The consequences of these neutralizing antibodies are not well characterized but could include inhibition of endogenous leptin action and/or loss of MYALEPT efficacy. Severe infection and/or worsening metabolic control have been reported. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment. Contact 1-866-216-1526 for neutralizing antibody testing of clinical samples.

•	T-cell lymphoma has been reported in patients with acquired generalized lipodystrophy, both treated and not treated with MYALEPT. Carefully consider the benefits and risks of treatment with MYALEPT in patients with significant hematologic abnormalities and/or acquired generalized lipodystrophy.

•	Because of these risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma, MYALEPT is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the MYALEPT REMS PROGRAM.

CONTRAINDICATIONS

MYALEPT (metreleptin) for injection is contraindicated in patients with:

•	General obesity not associated with congenital leptin deficiency. MYALEPT has not been shown to be effective in treating general obesity, and the development of anti-metreleptin antibodies with neutralizing activity has been reported in obese patients treated with MYALEPT

•	Prior severe hypersensitivity reactions to metreleptin or to any of the product components. Known hypersensitivity reactions have included urticaria and generalized rash.

WARNINGS AND PRECAUTIONS

Risk for Development of Antibodies that Neutralize Endogenous Leptin and/or MYALEPT

Anti-metreleptin antibodies with in vitro neutralizing activity to leptin associated with adverse events consistent with loss of endogenous leptin activity and/or loss of efficacy have been identified in two patients with generalized lipodystrophy treated with MYALEPT (severe infections, increases in HbA1c and triglycerides), and in three patients without lipodystrophy who received MYALEPT in clinical studies (excessive weight gain, development of glucose intolerance or diabetes mellitus). The clinical implications associated with development of anti-metreleptin antibodies with neutralizing activity are not well-characterized at this time due to the small number of reports. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment.

Lymphoma

•	Three cases of T-cell lymphoma have been reported in the MYALEPT lipodystrophy program; all three patients had acquired generalized lipodystrophy. Two of these patients were diagnosed with peripheral T-cell lymphoma while receiving MYALEPT. Both had immunodeficiency and significant hematologic abnormalities including severe bone marrow abnormalities before the start of MYALEPT treatment. A separate case of anaplastic large cell lymphoma was reported in a patient receiving MYALEPT (metreleptin) for injection who did not have hematological abnormalities before treatment.

Page 2/2

•	Lymphoproliferative disorders, including lymphomas, have been reported in patients with acquired generalized lipodystrophy not treated with MYALEPT. A causal relationship between MYALEPT treatment and the development and/or progression of lymphoma has not been established. Acquired lipodystrophies are associated with autoimmune disorders, and autoimmune disorders are associated with an increased risk of malignancies including lymphomas.

•	The benefits and risks of MYALEPT treatment should be carefully considered in patients with acquired generalized lipodystrophy and/or those with significant hematologic abnormalities (including leukopenia, neutropenia, bone marrow abnormalities, lymphoma and/or lymphadenopathy).

MYALEPT REMS Program

MYALEPT is available only through a restricted distribution program under a REMS, called the MYALEPT REMS Program, because of the risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma [see Warnings and Precautions section].

Further information is available at www.myaleptrems.com or 1-855-6MYALEPT.

About Aegerion

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding: Aegerion’s opportunity to build the MYALEPT business. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Aegerion’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties related to building the MYALEPT business include, among others: our ability to smoothly transition MYALEPT operations; our ability to build and to maintain market acceptance for MYALEPT in the U.S. for the treatment of GLD; observation of a side effect profile for MYALEPT in commercial use and in further clinical studies that continues to be manageable, and that is generally consistent, in scope and severity, with the side effect profile observed in the pivotal study, including the percentage of patients experiencing anti-metreleptin antibody formation with MYALEPT in commercial use being not significantly different than that observed in the pivotal study; the prevalence of GLD being consistent with management’s estimates of one person in a million which is based on assumptions which may prove not to be accurate; our ability to be able to sell MYALEPT on a named patient sales basis in key markets outside the United States, based on the U.S. approval, and the amount of revenues generated from such sales; the willingness of payers and government entities to provide reimbursement for MYALEPT at the prices we intend to offer the product; our ability to gain regulatory approval for MYALEPT as a treatment for GLD in key countries outside the U.S. without restrictions that are substantially more onerous than those imposed in the U.S., and without the need to conduct further clinical studies; our ability to successfully develop MYALEPT in additional indications; our ability to have sufficient quantities of each strength of MYALEPT to meet demand; the strength of the patent portfolio and marketing and data exclusivity for MYALEPT; the continued lack of competitive challenges for MYALEPT in the treatment of GLD; and other

Page 3/3

risks inherent in integration of a new product, and in commercialization, drug development and the regulatory approval process. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

For disclosure regarding other risks faced by Aegerion, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 10, 2014, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov.

Except as required by law, Aegerion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

AEGERION CONTACT

Investors & Media

Amanda Murphy

Associate Director of Investor Relations & Public Relations

857-242-5024

Amanda.murphy@aegerion.com

Page 4/4